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                                                                    EXHIBIT 11.1

                               WEST MARINE, INC.
                         STATEMENT RE: COMPUTATION OF
                             NET INCOME PER SHARE
                (In thousands, except income per share amounts)

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

                                                           13 Weeks            13 Weeks            39 Weeks           39 Weeks
                                                             Ended               Ended               Ended              Ended
                                                        September 27,       September 28,       September 27,       September 28,
                                                             1997                1996                1997               1996
                                                      -----------------   -----------------   -----------------   -----------------
Primary
-------------------

Net income                                             $         4,872     $         3,116     $        14,872     $        11,025
                                                      =================   =================   =================   =================

Weighted average common shares outstanding                      16,691              16,356              16,614              15,476

Common equivalent shares:
    Stock options                                                  804               1,273                 972               1,210

                                                      -----------------   -----------------   -----------------   -----------------
Weighted average common and
  common equivalent shares                                      17,495              17,629              17,586              16,686
                                                      =================   =================   =================   =================


Net income per common and common equivalent share      $          0.28     $          0.18     $          0.85     $          0.66
                                                      =================   =================   =================   =================

Fully diluted
-------------------

Net income                                             $         4,872     $         3,116     $        14,872     $        11,025
                                                      =================   =================   =================   =================


Weighted average common shares outstanding                      16,691              16,356              16,614              15,476

Common equivalent shares:
    Stock options                                                  855               1,273                 973               1,275

                                                      -----------------   -----------------   -----------------   -----------------
Weighted average common and
  common equivalent shares                                      17,546              17,629              17,587              16,751
                                                      =================   =================   =================   =================


Net income per common and common equivalent share      $          0.28     $          0.18     $          0.85     $          0.66
                                                      =================   =================   =================   =================
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